Exhibit 16

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                       [LETTERHEAD OF GRANT THORNTON LLP]


                                    April 11, 1997


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549

                  Re: Blyth Industries, Inc. (the "Company")

Ladies and Gentlemen:

      Further to Item 304 of Regulation S-K, we have been provided by the Company with a copy of its disclosures contained in the attached Form 8-K regarding our replacement as independent auditors of the Company. We have reviewed the attached Form 8-K and agree with the statements made therein regarding us.

                              Very truly yours,


                              /s/ Grant Thornton LLP
                              -------------------------------------------
                              GRANT THORNTON LLP